Exhibit 31.2

Certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, James P. Wilson, certify that:

1.	I have reviewed this annual report on Form 10-K of Global Power Equipment Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 6, 2005

/s/ James P. Wilson
James P. Wilson
Chief Financial Officer and
Vice President of Finance